Exhibit 23.02

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ZiLOG, Inc. 2000 Stock Incentive Plan of our report dated January 18, 2000, with respect to the consolidated financial statements and schedule of ZiLOG Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                              /s/ Ernst & Young LLP


San Jose, California
February 13, 2001